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                                                                    EXHIBIT 10.3


                  NON-DISCLOSURE AND NON-COMPETITION AGREEMENT


         This Non-Disclosure and Non-Competition Agreement (this "Agreement") is made and entered into effective as of the close of business on the day preceding the Effective Time, by and between Universal Compression Holdings, Inc., a Delaware corporation with its principal place of business in Houston, Texas (including all predecessors, successors and affiliates, including but not limited to the GCS Entities, the "Company"), and Michael Pahl, an individual resident of the State of Michigan ("Executive"). Capitalized terms used but not herein defined shall have the meanings assigned to them in the Merger Agreement (as referenced below).

         WHEREAS, the parties have entered into that certain Agreement and Plan of Merger dated August 4, 2000 (the "Merger Agreement"), which provides for, among other things, (i) the merger of Gas Compression Services, Inc., a Michigan corporation ("GCSI"), with and into Universal Compression, Inc., a Texas corporation and wholly-owned subsidiary of the Company, and (ii) Executive to receive substantial consideration for his ownership interest in GCSI in connection with the Merger; and

         WHEREAS, as a condition to the Merger, and to preserve the value of the business being acquired by the Company, the Merger Agreement contemplates, among other things, that Executive shall enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Definitions.

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Company Business" shall mean the business of designing, manufacturing, servicing, operating, marketing, assembling, fabricating, renting or leasing of air or gas compressors or devices using comparable technologies or other business in which the Company or its subsidiaries may be engaged immediately following the consummation of the Merger. To the extent that any entity is primarily engaged in a business other than a Company Business, the term "Company Business" shall mean the operations, division, segment or subsidiary of such entity that is engaged in any Company Business.

         1.2 "Confidential Information" shall mean any secret, confidential, or proprietary data or information of the Company and GCSI, including information received by the Company, GCSI or Executive from any customer or client or potential customer or client of the Company or GCSI, or their parents, subsidiaries or affiliates, not otherwise included in the definition of Trade Secret. The term Confidential Information shall not include information that Executive can show by competent proof has become generally known to the public by the act of one who


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has the right to disclose such information without violating any right of the
Company or any customer or client to which such information pertains.

         1.3 "Inventions" shall mean any and all developments, discoveries, concepts, methods, processes, designs, inventions, ideas, or improvements, whether or not patentable, conceived, made, implemented, or reduced to practice by Executive, whether alone or acting with others, during Executive's employment by the Company and GCSI, that are developed (i) on the Company's or GCSI's time, or (ii) while utilizing, directly or indirectly, the Company's or GCSI's equipment, supplies, facilities, or Trade Secret information.

         1.4 "Territory" shall mean all states in which GCSI operates or has customers as of the day before the consummation of the Merger as contemplated in the Merger Agreement.

         1.5 "Trade Secret" shall mean information, including, but not limited to, technical or non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and which is subject to reasonable efforts by the Company or GCSI, or their parents, subsidiaries or affiliates, to maintain its secrecy or confidentiality.

Section 2. Background.

         2.1 The Company owns, controls, and has exclusive access to Confidential Information and Trade Secrets concerning its operations, methods, and the sale and development of its products and services, including those of GCSI. The Company seeks reasonable protections for its and GCSI's valuable Confidential Information and Trade Secrets. The parties intend for this Agreement to protect all Confidential Information and Trade Secrets owned by the Company and GCSI, and from disclosure and misappropriation of any kind, whether inadvertent or deliberate. Executive acknowledges that the Confidential Information and Trade Secrets are an important and valuable asset of the Company and GCSI, for which the Company is paying substantial consideration.

         2.2 Executive acknowledges that during the course of his employment with GCSI and the Company, he did, and may continue to, receive and have access to Confidential Information and Trade Secrets of GCSI and the Company, including but not limited to confidential and secret business and marketing plans, technical data, strategies, and studies, detailed customer and/or client lists and information relating to the operations and business requirements of those customers and/or clients. Executive agrees that the Company has a legitimate interest in protecting its valuable Confidential Information and Trade Secrets. Executive also acknowledges that due to the executive nature of his position with GCSI and the Company, Executive did, and may continue to, perform his duties and responsibilities throughout the Territory. Executive agrees that the Company's and GCSI's customer and client contacts and relations are established and maintained at great expense to the Company and that Executive did, and may continue to, have, by virtue of his employment, unique and extensive exposure to and


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personal contact with the Company's and GCSI's customers and clients and that he did, and may continue to be able to, establish a unique relationship with those customers and clients.

Section 3. Protection of Trade Secrets and Confidential Information.

         3.1 Trade Secrets. In consideration of the premises and for the promises under this Agreement, Executive agrees and covenants that, upon consummation of the Merger, Executive will hold in a fiduciary capacity for the benefit of the Company, and will not directly or indirectly use or disclose (whether on Executive's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), except as authorized by the Company in connection with the performance of Executive's duties, any Trade Secret that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Trade Secret) during employment with GCSI or the Company, for so long as such information remains a Trade Secret. At all times immediately following the consummation of the Merger, Executive will take all reasonable steps necessary to ensure that no Trade Secrets are disclosed, whether inadvertently or deliberately, misappropriated, stolen, misused or their value to the Company diminished in any way.

         3.2 Confidential Information. In consideration of the premises and for the promises under this Agreement, Executive agrees and covenants that, upon consummation of the Merger, Executive will hold in a fiduciary capacity for the benefit of the Company and will not directly or indirectly use or disclose (whether on Executive's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), except as authorized by the Company in connection with the performance of Executive's duties, any Confidential Information that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Confidential Information) during his employment with GCSI and the Company. At all times immediately following the consummation of the Merger, Executive will take all reasonable steps necessary to ensure that no Confidential Information is disclosed, whether inadvertently or deliberately, misappropriated, stolen, misused or its value to the Company diminished in any way.

         3.3 No Waiver. Executive acknowledges and agrees that nothing contained in this Agreement shall be deemed a waiver, modification, or limitation of any rights the Company may have under applicable federal, state, or local laws pertaining to the protection of trade secrets or confidential information.

Section 4. Protection Against Unfair Competition.

         4.1 Non-Competition. In consideration of the premises and for the promises under this Agreement, and in order to protect the Company from unfair competition, Executive covenants and agrees to the following:

                  a. During Executive's employment with the Company, Executive will not compete with the Company in any manner or in any capacity (whether on Executive's own behalf or as an owner, partner, stockholder, investor, officer, director, agent,


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         independent contractor, associate, executive, consultant or licensor), including by engaging in the Company Business.

                  b. For a period of 2 years after the termination of Executive's employment for any reason, Executive will not directly or indirectly (i) carry on, be engaged in, or take part in any activities or services identical or substantially similar to any of Executive's duties and responsibilities with the Company or GCSI, anywhere in the Territory, or (ii) engage in the Company Business (whether on Executive's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business).

                  c. The covenants in this Section 4 shall not apply to Executive's ownership of common stock of the Company or the acquisition by Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Executive does not participate in the management of, serve on the board of, control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of more than five percent (5%) of any class of capital stock of such corporation.

         4.2 Non-Solicitation of Customers. In consideration of the premises and for the promises under this Agreement, and in order to protect the Company from unfair competition, Executive covenants and agrees to the following:

                  a. During Executive's employment with the Company, Executive will not solicit, divert, or take away, or attempt to solicit, divert, or take away, any customer and/or client or actively sought prospective client and/or customer of the Company or GCSI, for the benefit of any person or entity other than Company.

                  b. For a period of 2 years after the termination of Executive's employment with the Company for any reason, Executive will not, without prior written consent of the Company, directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, any customer and/or client of the Company or GCSI with whom Executive had material business contact at any time during the twelve months prior to such termination.

         4.3 Non-Solicitation of Employees. In consideration of the premises and for the promises under this Agreement, and in order to protect the Company from unfair competition, Executive covenants and agrees to the following:

                  a. During Executive's employment with the Company, Executive will not hire (except on behalf of the Company) or solicit or encourage to leave the employment or other service of the Company, including GCSI, any employee or independent


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         contractor of the Company, including GCSI (except in connection with the business and affairs of the Company).

                  b. For a period of 2 years after the termination of Executive's employment with the Company for any reason, Executive will not, for any reason (whether on Executive's own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), directly or indirectly solicit or encourage to leave employment or other service of the Company, including GCSI, any employee or independent contractor of the Company, including GCSI, with whom Executive had material business contact at any time during the twelve months prior to such termination.

Section 5. Protection of Inventions.

         In consideration of the premises and for the promises under this Agreement, Executive agrees to the following:

         5.1 Disclosure of Inventions. Executive agrees and covenants that during his employment with the Company and following the termination of such employment, Executive shall promptly report and disclose to the Company in writing all Inventions.

         5.2 Ownership of Inventions. Executive acknowledges and agrees that all Inventions are the sole and exclusive property of the Company. Executive agrees to assign, and hereby automatically assigns, without further consideration, to the Company any and all rights, title, and interest in and to all Inventions; provided, however, that this Agreement shall not apply to any Inventions for which no equipment, supplies, facilities, or trade secret information of the Company or GCSI was used and which was developed entirely on Executive's own time, unless the Inventions (i) relate directly to the Company's business or its actual or demonstrably anticipated research or development, or (ii) result from any work performed by Executive for the Company or GCSI.

         5.3 Patents and Trademarks. The Company, its successors and assigns, shall have the right to obtain and hold in its or their own name copyright registrations, trademark registrations, patents and any other protection available to the Inventions.

         5.4 Cooperation. Executive agrees to perform, upon the reasonable request of the Company, during or after employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company's ownership of the Inventions, including but not limited to: (i) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance; (ii) assisting in the preparation, prosecution, procurement, maintenance and enforcement of all copyrights and/or patents with respect to the Inventions in any countries; (iii) providing testimony in connection with any proceeding affecting the right, title, or interest of the Company in any Inventions; and (iv) performing any other acts deemed necessary or desirable to carry out the purposes of this Agreement. The Company shall reimburse all reasonable out-of-pocket expenses incurred by Executive at the Company's request in connection with the foregoing.


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Section 6. Acknowledgements.

         6.1 Reasonable Restrictions. Executive acknowledges and confirms that the restrictions and covenants contained in this Agreement are reasonably necessary to protect the good will and legitimate business interests of the Company, including its investment in GCSI, are not overbroad, overlong, or unfair (including in duration and scope), and are not the result of overreaching, duress or coercion of any kind. Executive further acknowledges and confirms that Executive's full, uninhibited, and faithful observance of each of the covenants contained in this Agreement will not cause any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair Executive's ability to obtain employment commensurate with Executive's abilities and on terms fully acceptable to Executive or otherwise to obtain income required for the comfortable support of Executive and Executive's family and the satisfaction of the needs of Executive's creditors. Executive acknowledges and confirms that the violation of these covenants and the disclosure of any Confidential Information or Trade Secrets would cause the Company serious, irreparable injury or loss. Executive acknowledges and confirms that his special abilities and knowledge of the Company Business are such that it would cause the Company serious, irreparable injury or loss if he were to use such abilities and knowledge to the benefit of a competitor or were to otherwise violate these covenants. Executive further acknowledges that the restrictions contained in this Agreement are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

         6.2 Legal and Equitable Remedies. Executive agrees that for any breach or threatened breach of any of the provisions of this Agreement, the Company shall be entitled to immediate injunctive relief and that a restraining order and/or an injunction may issue against Executive to prevent or restrain any such breach or threatened breach, in addition to any other rights or remedies at law the Company may have.

         6.3 No Prior Commitments. Executive represents and warrants that he (i) will not use or disclose any trade secrets or other protected information of any other person or entity during Executive's employment with the Company and (ii) does not have any agreements, relationships, or commitments to any other person or entity that conflict in any way with Executive's obligations to the Company under this Agreement.

         6.4 Company Property. All the Company's property, equipment, funds, books, records, files, memoranda, reports, lists, drawings, plans, sketches, documents, Confidential Information, Trade Secrets, Work Product, and other material (together with all copies thereof), including that of the GCS Entities, which Executive shall have used, prepared or come in contact with, or possession of, during the course of, or as a result of, his employment with GCSI or the Company shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of this Agreement or upon the prior demand of the Company, Executive shall immediately return all such property or materials and thereafter shall not remove or cause to be removed such materials from the premises of the Company.


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Section 7. Miscellaneous.

         7.1 Assignment. This Agreement is assignable in whole or in part to any parent, subsidiaries, or affiliates of the Company or to any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         7.2 Applicable Law. This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Michigan (except to the extent that its choice of law rules would apply the laws of another State).

         7.3 Consent to Jurisdiction. Executive consents, and waives any objection, to personal jurisdiction and venue in the federal and state courts in the State of Michigan in any action by the Company to enforce this Agreement or an arbitration decision related to this Agreement.

         7.4 Dispute between the Parties. IN THE EVENT A DISPUTE OR CLAIM ARISES BETWEEN EXECUTIVE AND THE COMPANY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHER LEGAL CAUSE OF ACTION, OR EQUITABLE REMEDY, EXECUTIVE AND THE COMPANY BOTH EXPRESSLY AGREE TO WAIVE THEIR RIGHT TO A TRIAL BY JURY, WHETHER IN FEDERAL OR STATE COURT, AND TO WAIVE THE RIGHT TO RECOVER ANY PUNITIVE DAMAGES, EXEMPLARY DAMAGES OR STATUTORY PENALTIES IMPOSED BY LAW. THIS PROVISION SPECIFICALLY ACKNOWLEDGES THAT THE PARTIES INTEND FOR ANY AND ALL DISPUTES, CAUSES OF ACTIONS, CLAIMS, LAWSUITS, OR OTHER EQUITABLE REMEDIES TO BE RESOLVED BY A COURT OF COMPETENT JURISDICTION BEFORE A JUDGE, AND THE PARTIES EXPRESSLY WAIVE THEIR RIGHTS TO PUNITIVE DAMAGES OR STATUTORY PENALTIES OF ANY KIND IMPOSED BY LAW. THE PARTIES CONFIRM THEIR AGREEMENT TO THIS SECTION 7.4 BY INITIALING BELOW:

------------      -----------
The Company       Executive

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         7.6 Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

         7.7 Reformation. If any of the covenants in this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, the parties hereby consent to and affirmatively request that said court reform the covenant or promise so as to be reasonable and enforceable and to accomplish, as closely as possible, the intent of the parties with respect to such provision and that said court enforce the covenant or promise as reformed.

         7.8 Modification. Except as provided in Section 7.7, no provision of this Agreement may be amended, changed, altered, modified or waived except in writing signed by Executive


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and an officer of the Company, which writing shall specifically reference this
Agreement and the provision which the parties intend to waive or modify.

         7.9 Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. This
Section 7.9 shall not apply to any Section which is reformed pursuant to Section 7.7.

         7.10 Attorneys' Fees and Costs. Executive shall be liable to the Company for its reasonable costs and attorneys' fees incurred in any action to enforce this Agreement to the extent that the Company is the prevailing party.

         7.11 Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach of the same or different provisions.

         7.12 No Third-Party Beneficiaries. Except as provided in Section 7.1, nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties and any parent, subsidiary, affiliate, or successor of the Company, any rights, remedies or other benefits under or by reason of this Agreement.

         7.13 Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties. There are no other agreements, written or oral, express or implied, between the parties, concerning the subject matter hereof.

         7.14 Jointly Drafted. The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         7.15 Understanding. Executive herewith covenants and agrees that Executive has read and fully understands the contents and the effect of this Agreement. Executive warrants and agrees that Executive has had a reasonable opportunity and is hereby advised in writing to seek the advice of an attorney as to such content and effect. Executive accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement.

         7.16 Survival. Any provision of this Agreement which is expressly or by implication intended to survive the termination of this Agreement, including Sections 3, 4, and 5, shall survive and remain in effect after the termination of this Agreement.


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         7.17 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

                                        If to the Company:

                                        Universal Compression Holdings, Inc.
                                        4440 Brittmoore Road
                                        Houston, Texas  77041
                                        Attention:  Ms. Valerie L. Banner
                                        Telephone No.:  (713) 335-7000
                                        Telecopy No.:  (713) 466-6720

                                        If to the Executive:

                                        Michael Pahl

                                        ----------------------

                                        ----------------------
                                        Telephone No.:
                                                      ----------------------
                                        Telecopy No.:
                                                     ----------------------

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person (by courier service or otherwise), (b) upon transmission by facsimile if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day, or (c) on the fifth business day after it is mailed by registered or certified mail.



                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                           THE COMPANY:

                                           UNIVERSAL COMPRESSION HOLDINGS, INC.


                                           By:         /s/ Ernie L. Danner
                                              ----------------------------------

                                           Print Name: Ernie L. Danner
                                                      --------------------------

                                           Title:      Executive Vice President
                                                 -------------------------------

                                           EXECUTIVE:


                                               /s/ Michael L. Pahl
                                           -------------------------------------
                                               Michael Pahl

                                           Social Security No.:  ***-**-****
                                                               -----------------

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